Exhibit 99.1

McKESSON REAFFIRMS FISCAL 2018 GUIDANCE

SAN FRANCISCO, June 28, 2017 – McKesson Corporation (NYSE:MCK) today reaffirmed its earnings guidance for the fiscal year ending March 31, 2018 and the underlying key assumptions provided in its press release on May 18, 2017.

McKesson is hosting its Investor Day today in Boston, Massachusetts. A webcast of the presentation is available through McKesson’s website, www.mckesson.com, live from 9:00 AM to 1:00 PM ET today and on replay afterwards. Shareholders are encouraged to review McKesson’s SEC reports, which are available at www.mckesson.com under the “Investors” tab.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the performance of the company’s investment in Change Healthcare; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contact:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

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